EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-42629) and Form S-3 (No. 333-106951) of SBE, Inc. of our report dated January 13, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


San Francisco, California
January 11, 2005